SMITHFIELD FOODS REPORTS STRONG YEAR-OVER-YEAR PROFIT GROWTH
IN THE FIRST QUARTER OF FISCAL 2025

SMITHFIELD, Va., April 29, 2025 -- Smithfield Foods, Inc. (Nasdaq: SFD), an American food company and an industry leader in value-added packaged meats and fresh pork, today reported results for its fiscal 2025 first quarter ended March 30, 2025.

First Quarter Fiscal 2025 Financial Highlights
•Net sales of $3.8 billion
•Operating profit of $321 million; up $158 million or 97% from the first quarter of 2024
•Adjusted operating profit of $326 million; up $150 million or 86% from the first quarter of 2024
•Operating margin of 8.5%; up from 4.7% in the first quarter of 2024
•Adjusted operating margin of 8.6%; up from 5.1% in the first quarter of 2024
•Packaged Meats operating profit of $266 million; operating profit margin of 13.1%
•Diluted earnings per share from continuing operations attributable to Smithfield of $0.57 per share
•Adjusted diluted earnings per share from continuing operations attributable to Smithfield of $0.58 per share

CEO Perspective

“Our first quarter fiscal 2025 operating profit of $321 million and adjusted operating profit of $326 million both increased more than 85% versus the first quarter of 2024, driven by a sharp rebound in our Hog Production segment and strong execution on our strategies,” said Smithfield President and CEO Shane Smith.

“Our strong first quarter results mark a solid start to 2025. We have reaffirmed our outlook for the full year and we remain focused on executing our strategies to deliver higher operating profit in 2025. Our strong financial position provides us with the financial flexibility to invest in growth and return value to our shareholders.”

Review of Financial Results

Results of Operations
Sales

	Three Months Ended
	March 30, 2025	March 31, 2024	$ Change	% Change
	(in millions)
Sales by segment:
Packaged Meats	$2,024	$1,999	$24	1.2%
Fresh Pork	2,033	1,938	95	4.9%
Hog Production	932	706	226	32.0%
Other	104	114	(10)	(8.6)%
Total segment sales	5,093	4,758	335	7.1%
Inter-segment sales eliminations:
Fresh Pork	(787)	(735)	(52)	7.1%
Hog Production	(535)	(578)	43	(7.5)%
Total inter-segment sales eliminations	(1,322)	(1,314)	(9)	0.7%
Consolidated sales	$3,771	$3,444	$327	9.5%

Operating Profit

	Three Months Ended
	March 30, 2025	March 31, 2024	$ Change	% Change
	(in millions)
Packaged Meats	$266	$286	$(20)	(7.0)%
Fresh Pork	82	110	(28)	(25.7)%
Hog Production	1	(174)	175	NM
Other	14	(8)	23	NM
Corporate expenses	(29)	(32)	3	(9.3)%
Unallocated	(12)	(18)	6	(32.7)%
Operating profit	$321	$163	$158	96.7%

Financial Position

As of March 30, 2025, we had $3,230 million of available liquidity consisting of $928 million in cash and cash equivalents and $2,303 million of availability under our committed credit facilities. We ended the first quarter with a net debt to Adjusted EBITDA ratio on a trailing twelve months basis of 0.7x.

Dividend Update

On April 22, 2025, we paid a dividend of $0.25 per share to shareholders of record as of April 10, 2025. We anticipate the remaining quarterly dividends in fiscal 2025 will be $0.25 per share, resulting in an annual dividend rate in fiscal 2025 of $1.00 per share. The declaration of dividends is subject to the discretion of our Board and depends on various factors, including our net income, financial condition, cash requirements, business prospects, and other factors that our Board deems relevant to its analysis and decision making.

FY 2025 Outlook

For Fiscal Year 2025, the Company reaffirms its outlook originally provided on March 25, 2025 as follows:

•Total Company sales to increase in the low-to-mid-single-digit percent range compared to fiscal year 2024.

•Packaged Meats segment adjusted operating profit of between $1,050 million to $1,150 million.

•Fresh Pork segment adjusted operating profit of between $150 million to $250 million.

•Hog Production segment adjusted operating (loss)/profit of between $(50) million to $50 million.

•Total Company adjusted operating profit of between $1,100 million to $1,300 million.

•Capital expenditures of between $400 million to $500 million. Capital expenditures include investments in profit improvement projects as well as projects for maintenance and repair.

•An effective tax rate of between 23.0% and 25.0%.

Conference Call Information

A conference call to discuss the first quarter 2025 financial results is scheduled for today, April 29, 2025, at 9:00 a.m. Eastern Time. A live audio webcast of the conference call, together with related materials, will be available online at investors.smithfieldfoods.com or by dialing 844-539-3338 (international callers please dial 412-652-1269).

A recorded replay of the conference call is expected to be available approximately three hours after the conclusion of the call and can be accessed both online at investors.smithfieldfoods.com and by dialing 877-344-7529 (international callers please dial 412-317-0088). The pin number to access the telephone replay is 3120320. The replay will be available until May 6, 2025.

About Smithfield Foods

Smithfield Foods, Inc. (Nasdaq: SFD) is an American food company with a leading position in packaged meats and fresh pork products. With a diverse brand portfolio and strong relationships with U.S. farmers and customers, we responsibly meet demand for quality protein around the world.

Non-GAAP Financial Measures

This press release includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including (1) adjusted net income from continuing operations attributable to Smithfield, (2) adjusted net income from continuing operations per common share attributable to Smithfield, (3) EBITDA from continuing operations, (4) adjusted EBITDA from continuing operations, (5) adjusted EBITDA margin from continuing operations, (6) adjusted operating profit, (7) adjusted operating profit margin, (8) net debt and (9) ratio of net debt to adjusted EBITDA from continuing operations. We refer to these measures as “non-GAAP” financial measures.

(1) Adjusted net income from continuing operations attributable to Smithfield is defined as net income (loss), excluding the effects of legal settlements (both gain and loss) and loss contingencies, transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses) and the tax effects of the foregoing items. We believe that adjusted net income from continuing operations attributable to Smithfield is a useful measure because it excludes the effects of discontinued operations, non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (2) Adjusted net income from continuing operations per common share attributable to Smithfield is defined as adjusted net income from continuing operations attributable to Smithfield divided by total outstanding common shares. (3) EBITDA from continuing operations is defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful measure because it excludes the effects of financing and investing activities by eliminating interest and depreciation costs to provide a comparable year-over-year analysis. (4) Adjusted EBITDA from continuing operations is defined as EBITDA further adjusted for legal settlements (both gain and loss) and loss contingencies and transactions or events that are not part of our core business activities or are unusual in nature (whether gains or losses). We believe that adjusted EBITDA from continuing operations is a useful measure because it excludes the effects of discontinued operations, non-operating gains and losses and other items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (5) Adjusted EBITDA margin from continuing operations is defined as adjusted EBITDA from continuing operations divided by total sales. We believe that adjusted EBITDA margin from continuing operations is a useful measure because it evaluates overall operating performance, ability to pursue and service possible debt opportunities and possible future investment opportunities. (6) Adjusted operating profit is defined as operating profit, excluding items that are unusual in nature, infrequent in occurrence or otherwise stem from strategic decisions to restructure our operations. (7) Adjusted operating profit margin is adjusted operating profit expressed as a percentage of revenues. We believe that adjusted net income from continuing operations attributable to Smithfield, adjusted net income from continuing operations per common share attributable to Smithfield, adjusted operating profit and adjusted operating profit margin provide a better understanding of underlying operating results and trends of established, ongoing operations of our business. (8) Net debt is defined as long-term debt and finance lease obligations, including the current portion, minus cash and cash equivalents. We believe that net debt is a useful measure because it helps to give investors a clear understanding of our financial position and is also used to calculate certain leverage ratios. (9) Ratio of net debt to adjusted EBITDA from continuing operations is defined as net debt divided by adjusted EBITDA from continuing operations. We believe that ratio of net debt to adjusted EBITDA from continuing operations is a useful measure because it monitors the sustainability of our debt levels and our ability to take on additional debt against adjusted EBITDA from continuing operations, which is used as an operating performance measure.

Although these non-GAAP measures are frequently used by investors and securities analysts in their evaluations of companies in industries similar to ours, these non-GAAP measures have limitations as analytical tools, are not measurements of our performance under GAAP and should not be considered as alternatives to operating profit, net income or any other performance measures derived in accordance with GAAP and should not be used by investors or other users of our financial statements in isolation for formulating decisions, as such non-GAAP measures exclude a number of important cash and non-cash charges.

You should be aware that our presentation of these and other non-GAAP financial measures in this press release may not be comparable to similarly titled measures used by other companies. A reconciliation of each of these non-GAAP measures to its most directly comparable financial measure calculated in accordance with GAAP is provided in this release.

The Company’s outlook for fiscal year 2025 includes adjusted operating profit and adjusted segment operating profit. The Company is not able to reconcile its fiscal year 2025 projected adjusted results to its fiscal year 2025 projected GAAP results because certain information necessary to calculate such measures on a GAAP basis is unavailable or dependent on the timing of future events outside of our control. Therefore, because of the uncertainty and variability of the nature of and the amount of any potential applicable future adjustments, which could be significant, the Company is unable to provide a reconciliation for these forward-looking non-GAAP measures without unreasonable effort.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward- looking statements. In some cases, you can identify forward-looking statements because they contain words, such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “contemplates,” “believes,” or “estimates” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Specific forward-looking statements in this press release include our ability to successfully execute our growth strategies to deliver higher operating profit in 2025; our ability to invest in growth and increase value for our shareholders; our financial outlook for 2025; and the anticipated payment of annual dividends of $1.00 per share in 2025.

We have based the forward-looking statements contained in this press release primarily on our current expectations, estimates, forecasts and projections about future events and trends that we believe may affect our business, results of operations, financial condition and prospects. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, the results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. We undertake no duty to update any statement made in this press release in light of new information or future events.

The forward-looking statements contained in this press release are subject to substantial risks and uncertainties that could affect our current expectations and our actual results, including, among others: (i) the cyclical nature of our operations and fluctuations in commodity prices; (ii) our dependence on third- party suppliers; (iii) our ability to execute on our strategy to optimize the size of our hog production operations; (iv) our ability to navigate geopolitical risks including increased tariffs on our exports, (v) our ability to mitigate higher input costs through productivity improvements in our operations, procurement strategies and the use of derivative instruments; (vi) our ability to compete successfully in the food industry; (vii) our ability to anticipate and meet consumer trends and interests through product innovation; (viii) compliance with laws and regulations, including environmental, cybersecurity and tax laws and regulations in the United States and Mexico; (ix) our ability to defend litigation brought against us and the sufficiency of our accruals for related contingent losses; (x) our ability to prevent cyberattacks, security breaches or other disruptions of our information technology systems; (xi) future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements; (xii) our dividend policy and our ability to pay dividends; and (xiii) our status as a “controlled company” and any resulting potential conflicts of interest. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Smithfield’s Investor Relations Department at ir@smithfield.com or by clicking on SEC Filings on the Smithfield Investor Relations website at investors.smithfieldfoods.com.

Investor Contact:
Julie MacMedan
Email: ir@smithfield.com

Media Contact:
Ray Atkinson
Email: ratkinson@smithfield.com
Cell: 757.576.1383

(Financial Tables Follow)

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except for share and per share data, and unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
Sales	$3,771	$3,444
Cost of sales	3,262	3,083
Gross profit	510	362
Selling, general and administrative expenses	197	199
Operating gains	(9)	(1)
Operating profit	321	163
Interest expense, net	11	16
Non-operating (gains) losses	6	(4)
Income from continuing operations before income taxes	304	152
Income tax expense	72	39
Loss from equity method investments	5	1
Net income from continuing operations	227	112
Net income (loss) from continuing operations attributable to noncontrolling interests	4	(2)
Net income from continuing operations attributable to Smithfield	224	114

Income from discontinued operations before income taxes	—	54
Income tax expense from discontinued operations	—	12
Net income from discontinued operations attributable to Smithfield	—	42
Net income from discontinued operations attributable to noncontrolling interests	—	—
Net income from discontinued operations attributable to Smithfield	—	42

Net income	227	154
Net income (loss) attributable to noncontrolling interests	4	(1)
Net income attributable to Smithfield	$224	$156

Net income per common share attributable to Smithfield:
Basic and diluted:
Continuing operations	$0.57	$0.30
Discontinued operations	—	0.11
Total	$0.57	$0.41

Weighted-average shares outstanding:
Basic	388,812,663	380,069,232
Diluted	389,064,212	380,069,232

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share data, and unaudited)

	March 30, 2025	December 29, 2024
ASSETS
Current assets:
Cash and cash equivalents	$928	$943
Accounts receivable, net	759	558
Inventories, net	2,385	2,412
Prepaid expenses and other current assets	262	290
Total current assets	4,334	4,202

Property, plant and equipment, net	3,153	3,176
Goodwill	1,613	1,613
Intangible assets, net	1,264	1,266
Operating lease assets	327	335
Equity method investments	197	202
Other assets	258	260
Total assets	$11,146	$11,054

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	447	777
Current portion of long-term debt and finance lease obligations	3	3
Current portion of operating lease obligations	55	56
Accrued expenses and other current liabilities	889	871
Total current liabilities	1,393	1,706

Long-term debt and finance lease obligations	2,000	1,999
Long-term operating lease obligations	277	286
Deferred income taxes, net	523	518
Net long-term pension obligation	277	279
Other liabilities	207	208

Redeemable noncontrolling interests	243	225

Commitments and contingencies

Equity:
Shareholders’ equity:
Preferred stock, no par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value; 5,000,000,000 shares authorized; 393,112,711 shares issued and outstanding as of March 30, 2025 and 380,069,232 shares issued and outstanding as of December 29, 2024	—	—
Additional paid-in capital	3,325	3,102
Retained earnings	3,308	3,184
Accumulated other comprehensive loss	(408)	(452)
Total shareholders’ equity	6,225	5,834
Total liabilities and equity	$11,146	$11,054

SMITHFIELD FOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions and unaudited)

	Three Months Ended
	March 30, 2025	March 31, 2024
Cash flows from operating activities:
Net income	$227	$154
Less: Net income from discontinued operations	—	(42)
Net income from continuing operations	$227	$112
Adjustments to reconcile net income from continuing operations to net cash flows used in operating activities of continuing operations:
Depreciation and amortization	83	82
Changes in operating and other assets and liabilities, net	(541)	(360)
Other	64	(54)
Net cash flows used in operating activities of continuing operations	(166)	(219)

Cash flows from investing activities:
Capital expenditures	(79)	(92)
Net expenditures from breeding stock transactions	(7)	(25)
Other	1	(3)
Net cash flows used in investing activities of continuing operations	(85)	(119)

Cash flows from financing activities:
Net proceeds from issuance of common stock	236	—
Principal payments on long-term debt and finance lease obligations	—	(19)
Payment of dividends	—	(88)
Other	—	(2)
Net cash flows from (used in) financing activities of continuing operations	236	(109)

Effect of foreign exchange rate changes on cash from continuing operations	—	2

Cash flows from discontinued operations
Net cash flows from operating activities of discontinued operations	—	43
Net cash flows used in investing activities of discontinued operations	—	(111)
Net cash flows used in financing activities of discontinued operations	—	(4)
Effect of foreign exchange rate changes on cash from discontinued operations		(4)
Net change in cash and cash equivalents of discontinued operations	—	(77)

Net change in cash, cash equivalents and restricted cash	(15)	(522)

Cash, cash equivalents and restricted cash at beginning of period (including discontinued operations)	943	751
Cash, cash equivalents and restricted cash at end of period (including discontinued operations)	928	229
Less: Cash, cash equivalents and restricted cash attributable to discontinued operations at end of period	—	(25)
Cash, cash equivalents and restricted cash at end of period	$928	$204

Non-GAAP Financial Measures

Adjusted Net Income from Continuing Operations Attributable to Smithfield and Adjusted Net Income from Continuing Operations per Common Share Attributable to Smithfield

The following table provides a reconciliation of net income from continuing operations attributable to Smithfield to adjusted net income from continuing operations attributable to Smithfield.

	Three Months Ended
	March 30, 2025	March 31, 2024	Affected income statement account
	(in millions, except per share data)
Net income from continuing operations attributable to Smithfield	$224	$114
Reduction in workforce (1)	6	—	SG&A
Reduction in workforce (1)	2	—	Cost of sales
Hog Production Reform (2)	2	10	Cost of sales
Hog Production Reform	(1)	—	Operating gains
Plant closure	1	—	Cost of sales
Insurance recoveries (3)	(6)	—	Operating gains
Incremental costs from the destruction of property	—	3	Cost of sales
Income tax effect of non-GAAP adjustments (2)	(1)	(3)	Income tax expense
Adjusted net income from continuing operations attributable to Smithfield	$227	$123

Net income from continuing operations attributable to Smithfield per diluted common share	$0.57	$0.30
Adjusted net income from continuing operations attributable to Smithfield per diluted common share	$0.58	$0.32
________________
(1)Consists of severance costs associated with a workforce reduction initiative. Total severance costs round up to $9 million.
(2)Beginning in 2023, we undertook a number of actions to optimize the size of our Hog Production segment’s operations and improve its cost structure, including ceasing certain farm operations, terminating certain agreements with underperforming contract farmers and reducing the size of our hog production business (“Hog Production Reform”). These amounts consist of contract termination costs and accelerated depreciation charges associated with certain farm closures in connection with our Hog Production Reform initiative.
(3)Represents a gain from an insurance recovery in connection with a fire at our Tar Heel, North Carolina rendering facility that occurred in 2021.
(4)Represents the tax effects of the non-GAAP adjustments based on a statutory tax rate of 25.7%.

EBITDA from Continuing Operations, Adjusted EBITDA from Continuing Operations and
Adjusted EBITDA Margin from Continuing Operations

The following table provides a reconciliation of net income from continuing operations to EBITDA from continuing operations and adjusted EBITDA from continuing operations.

	Three Months Ended		Twelve Months Ended
	March 30, 2025	March 31, 2024	December 29, 2024	March 30, 2025	Affected income statement account
	(in millions, except percentages)
Net income from continuing operations	$227	$112	$798	$912
Interest expense, net	11	16	66	61
Income tax expense	72	39	271	303
Depreciation and amortization	83	82	339	340
EBITDA from continuing operations	$393	$249	$1,474	$1,618
Reduction in workforce	6	—	—	6	SG&A
Reduction in workforce	2	—	—	2	Cost of sales
Plant closure	1	—	—	1	Cost of sales
Hog Production Reform (1) (2)	1	10	29	20	Cost of sales
Hog Production Reform (3)	(1)	—	(38)	(39)	Operating gains
Insurance recoveries	(6)	—	(4)	(10)	Operating gains
Incremental costs from destruction of property	—	3	4	2	Cost of sales
Employee retention tax credits (4)	—	—	(86)	(86)	Cost of sales
Employee retention tax credits (4)	—	—	(1)	(1)	SG&A
Adjusted EBITDA from continuing operations	$396	$261	$1,379	$1,514

Net income margin from continuing operations	6.0%	3.3%	5.6%	6.3%
Adjusted EBITDA margin from continuing operations	10.5%	7.6%	9.7%	10.5%
________________
(1)The twelve months ended December 29, 2024 consisted primarily of contract termination and other farm closure costs and other costs and losses associated with our Hog Production Reform initiative.
(2)Excludes accelerated depreciation charges of $1 million and $2 million for the three months ended March 30, 2025 and for the year ended December 29, 2024, respectively, as such charges are included in the depreciation and amortization line in this table.
(3)Fiscal year 2024 includes a $32 million gain on the sale of our Utah hog farms and a $6 million gain on the sale of breeding stock to Murphy Family Farms LLC.
(4)Represents the recognition of employee retention tax credits received under the Coronavirus Aid, Relief, and Economic Security Act.

Net Debt and Ratio of Net Debt to Adjusted EBITDA from Continuing Operations

The following table provides a reconciliation of total debt and finance lease obligations to net debt, the ratio of total debt and finance lease obligations to net income from continuing operations, and the ratio of net debt to adjusted EBITDA.

	Twelve Months Ended
	March 30, 2025	December 29, 2024
	(in millions, except ratios)
Current portion of long-term debt and capital lease	$3	$3
Long-term debt and finance lease obligations	2,000	1,999
Total debt and finance lease obligations	2,003	2,002
Cash and cash equivalents	(928)	(943)
Net debt	$1,075	$1,059

Net income from continuing operations	$912	$798
Adjusted EBITDA from continuing operations	1,514	1,379

Ratio of total debt and finance lease obligations to net income from continuing operations	2.2x	2.5x
Ratio of net debt to adjusted EBITDA from continuing operations	0.7x	0.8x

Adjusted Operating Profit and Adjusted Operating Profit Margin

The following table provides a reconciliation of operating profit to adjusted operating profit. Adjusted operating profit and adjusted operating profit margin are non-GAAP measures.

Three Months Ended March 30, 2025	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$266	$82	$1	$14	$(29)	$(12)	$321
Reduction in workforce	—	—	—	—	—	9	9
Plant closure	—	—	—	—	—	1	1
Hog Production Reform	—	—	—	—	—	1	1
Insurance recoveries	—	—	—	—	—	(6)	(6)
Adjusted operating profit (loss)	266	82	1	14	(29)	(8)	326

Operating profit (loss) margin	13.1%	4.0%	0.1%	13.7%	NM	NM	8.5%
Adjusted operating profit (loss) margin	13.1%	4.0%	0.1%	13.7%	NM	NM	8.6%

Three Months Ended March 31, 2024	Packaged Meats	Fresh Pork	Hog Production	Other (1)	Corporate (2)	Unallocated (3)	Consolidated
	(in millions, except percentages)
Operating profit (loss)	$286	$110	$(174)	$(8)	$(32)	$(18)	$163
Hog Production Reform	—	—	—	—	—	10	10
Incremental costs from destruction of property	—	—	—	—	—	3	3
Adjusted operating profit (loss)	$286	$110	$(174)	$(8)	$(32)	$(6)	$176

Operating profit (loss) margin	14.3%	5.7%	(24.6)%	(7.3)%	NM	NM	4.7%
Adjusted operating profit (loss) margin	14.3%	5.7%	(24.6)%	(7.3)%	NM	NM	5.1%
_______________
(1)Includes our Mexico and Bioscience operations.
(2)Represents general corporate expenses for management and administration of the business.
(3)Includes certain costs of sales, SG&A and operating gains that we do not allocate to our segments.